QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We have issued our report dated September 28, 2007, accompanying the consolidated financial statements of SYS contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."

/s/ Grant Thornton LLP Grant Thornton LLP
Los Angeles, California April 8, 2008

QuickLinks

  Exhibit 23.5